Och-Ziff Capital Management Group LLC Reports
2015 First Quarter Results
2015 First Quarter Dividend of $0.22 per Class A Share
NEW YORK, May 5, 2015 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP net income allocated to Class A Shareholders (“GAAP Net Income”) of $25.9 million, or $0.15 per basic and $0.14 per diluted Class A Share, for the first quarter ended March 31, 2015. The Company also declared a $0.22 per share cash dividend on its Class A Shares for the 2015 first quarter.
Summary Highlights

•	Distributable Earnings of $126.7 million, or $0.25 per Adjusted Class A Share, for the 2015 first quarter.

•	Cash dividend of $0.22 per Class A Share for the 2015 first quarter.

•	Assets under management totaled $48.3 billion as of March 31, 2015, increasing 13% year-over-year.

◦
Longer-dated assets under management, which are those subject to initial commitment periods of three years or longer, were $16.0 billion, or 33% of the Company’s total assets under management as of March 31, 2015, increasing 32% year-over-year.

◦
Assets under management in the Company’s dedicated credit, real estate and other single-strategy funds were $14.4 billion, comprising 30% of assets under management as of March 31, 2015, increasing 43% year-over-year.

◦	Estimated assets under management totaled $47.2 billion as of May 1, 2015.

•	Assets under management in the Company’s multi-strategy products totaled $33.9 billion as of March 31, 2015, increasing 4% year-over-year.

◦	Assets under management for the OZ Master Fund, the Company’s global multi-strategy fund, were $27.7 billion as of March 31, 2015, increasing 7% year-over-year.

▪	The fund generated a net return of 3.8% through March 31, 2015, and an annualized net return since inception of 12.9%(1). For April 2015, the estimated net return was -0.2%.

▪	Year-to-date net returns reflect particularly strong performance of the fund’s long/short equity special situations strategies globally.

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Please see Exhibit 5 that accompanies this press release for additional information regarding the returns of the OZ Master Fund.

•	Assets under management in the Company’s dedicated credit products totaled $11.0 billion as of March 31, 2015, increasing 49% year-over-year.

◦	Assets under management in the Company’s opportunistic credit funds were $5.2 billion as of March 31, 2015, increasing 9% year-over-year.

◦
OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund, generated a net return of 0.8% through March 31, 2015, and an annualized net return since inception of 16.9%. Assets under management for the fund were $1.6 billion as of March 31, 2015, increasing 76% year-over-year.

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Assets under management in Institutional Credit Strategies, the Company’s asset management platform that invests in performing credits, were $5.9 billion as of March 31, 2015, increasing 122% year-over-year.

•	Assets under management in the Company’s real estate funds totaled $2.1 billion as of March 31, 2015, increasing 19% year-over-year.

◦	Since inception, Och-Ziff Real Estate Fund II, which finished its investment period in 2014, generated a net IRR of 22.3% through March 31, 2015 and a multiple of invested capital of 1.6x.
“During the first quarter, the investment performance of our funds was strong, and we continued to make progress in diversifying our product offerings and sources of assets under management,” said Daniel S. Och, Chairman and Chief Executive of Och-Ziff. “Investor interest in our funds remains high, and reception to our new product offerings has been positive.
“We are excited about the number of additional growth opportunities that exist across our business globally. We believe that we are well positioned to translate those into new investment opportunities for our fund investors. This will not only further diversify our business, and in turn the sources of our revenue and earnings, but also accelerate our asset and earnings growth over time.”
GAAP NET INCOME ALLOCATED TO CLASS A SHAREHOLDERS
For the 2015 first quarter, Och-Ziff reported GAAP Net Income of $25.9 million, or $0.15 per basic and $0.14 per diluted Class A Share, compared to $23.9 million, or $0.14 per basic and diluted Class A Share, for the 2014 first quarter.
The year-over-year increase was primarily driven by higher management fees and incentive income, as well as lower income tax expense. These amounts were partially offset by higher operating expenses and a gain on the sale of an investment held by a joint venture in the 2014 first quarter that did not reoccur in 2015.
The Company’s 2015 first quarter GAAP results included equity-based compensation expenses of $28.8 million. These expenses primarily relate to Och-Ziff Operating Group A Units (“Group A Units”) granted to executive managing directors, which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”), as well as Class A Restricted Share Units (“RSUs”) granted to employees and executive managing directors. Each RSU represents the right to receive one Class A Share upon vesting. Vested Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to transfer restrictions and minimum retained ownership requirements.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” at the end of this press release.
DISTRIBUTABLE EARNINGS (NON-GAAP)
The Company’s Distributable Earnings for the 2015 first quarter were $126.7 million, or $0.25 per Adjusted Class A Share, essentially unchanged from the 2014 first quarter as the decrease in Economic Income was offset by lower Adjusted Income Taxes. Please see the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers affecting the Company’s Economic Income.
Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income for the periods discussed above, please see Exhibit 2 that accompanies this press release. Additionally, please see the section titled “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.
ASSETS UNDER MANAGEMENT
Rounding differences may occur.

			Year-Over-Year Change
(dollars in billions)	March 31, 2015	March 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)	Total	%

Multi-strategy funds	$33.9	$32.5	$(1.4)	$—	$2.7	$1.3	4%
Credit
Opportunistic credit funds	5.2	4.8	0.7	(0.7)	0.4	0.4	9%
Institutional Credit Strategies	5.9	2.6	3.2	—	—	3.2	122%
Real estate funds	2.1	1.7	0.8	(0.4)	—	0.3	19%
Other	1.3	1.0	0.3	—	0.1	0.4	39%
Total	$48.3	$42.6	$3.5	$(1.1)	$3.3	$5.7	13%
As of March 31, 2015, assets under management totaled $48.3 billion, an increase of $5.7 billion, or 13%, from March 31, 2014, which was driven by performance-related appreciation of $3.3 billion and capital net inflows of $3.5 billion, partially offset by distributions and other reductions of $1.1 billion. During the month of March, the Company had approximately $35.1 million of intra-month capital net inflows, which are included in the $48.3 billion of assets under management as of March 31, 2015.
Assets under management decreased to an estimated $47.2 billion as of May 1, 2015. This decrease reflected estimated performance-related appreciation of approximately $127.3 million in April and capital net outflows of approximately $1.3 billion, which was comprised of approximately $1.1 billion of capital net outflows on April 1, 2015 and approximately $213.7 million of capital net outflows from April 2, 2015 to May 1, 2015.
Please see detailed assets under management and fund information on Exhibits 4 and 5 that accompany this press release.

Multi-strategy funds
Assets under management in the Company’s multi-strategy funds totaled $33.9 billion as of March 31, 2015, increasing $1.3 billion, or 4%, year-over-year. Of this amount, $2.7 billion was due to performance-related appreciation driven by the OZ Master Fund. Offsetting the increase were net capital outflows of $1.4 billion.
Credit
In the twelve months ended March 31, 2015, the Company significantly expanded its dedicated credit products in both its opportunistic credit funds and Institutional Credit Strategies. Assets under management in these products increased 49% year-over-year, totaling $11.0 billion as of March 31, 2015.
Opportunistic credit
The Company’s opportunistic credit funds seek to generate risk-adjusted returns by capturing value in mispriced investments across disrupted, dislocated and distressed corporate, structured and private credit markets globally.
Assets under management in the Company’s opportunistic credit funds totaled $5.2 billion as of March 31, 2015, increasing 9% year-over-year. This increase was primarily due to $409.1 million of performance-related appreciation, driven by strong investment performance across all of these funds and platforms, including the OZ Credit Opportunities Master Fund, the Company’s global opportunistic credit fund.
Net capital flows was comprised of $707.9 million of capital net inflows, primarily into the OZ Credit Opportunities Master Fund, which were offset by $685.8 million of distributions and other reductions related to the Company’s closed-end opportunistic credit funds that are in the process of winding down.
Institutional Credit Strategies
Institutional Credit Strategies is the Company’s asset management platform that invests in performing credits, including leveraged loans, high-yield bonds, private credit/bespoke financing and investment grade credit via CLOs and other customized solutions for clients.
Assets under management in Institutional Credit Strategies totaled $5.9 billion as of March 31, 2015, increasing $3.2 billion, or 122%, year-over-year. The increase was primarily driven by four CLOs that closed in the last nine months of 2014 and one that closed in the first quarter of 2015. Institutional Credit Strategies managed 10 CLOs as of March 31, 2015.
Real estate funds
Assets under management in the Company’s real estate funds totaled $2.1 billion as of March 31, 2015, increasing $325.3 million, or 19%, year-over-year. The increase in assets under management was driven by the launch of Och-Ziff Real Estate Fund III in 2014. The year-over-year increase in assets under management also included a $334.9 million reduction resulting from the expiration of the investment period for Och-Ziff Real Estate Fund II. Since inception, the net IRR for Och-Ziff Real Estate Fund II (for which the investment period ended in 2014) was 22.3% through March 31, 2015. Since inception, the net IRR for Och-Ziff Real Estate Fund I (for which the investment period ended in 2010) was 15.3% through March 31, 2015.

ECONOMIC INCOME (NON-GAAP)
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.
For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.
Economic Income Revenues (Non-GAAP)
Economic Income revenues for the 2015 first quarter were $229.6 million, a 7% increase from $214.0 million for the 2014 first quarter. Management fees were $163.8 million, 6% higher than $154.6 million for the prior-year period. Incentive income was $65.3 million, 11% higher than the $59.0 million for the prior-year period.
The year-over-year increase in management fees was driven primarily by the year-over-year growth in assets under management. The year-over-year increase in incentive income was driven by certain of the Company’s opportunistic credit funds, resulting from higher tax distributions taken to cover tax liabilities on incentive income that has been accrued but will not be realized until the end of the relevant commitment period. This increase was partially offset by incentive income earned from one of the Company’s closed-end opportunistic credit funds in the 2014 first quarter that did not reoccur in 2015. Also contributing to the year-over-year increase was higher incentive income from the Company’s real estate funds in connection with the wind down of Och-Ziff Real Estate Fund I.
The average management fee rate was 1.43% for the 2015 first quarter, compared to 1.51% for the 2014 first quarter. The decline is due primarily to the year-over-year increase in assets under management in the Company’s opportunistic credit funds and its Institutional Credit Strategies products, which earn lower management fees than the Company’s multi-strategy funds, consistent with the market convention for these products. The Company’s average management fee will vary from quarter to quarter based on the mix of products that comprise its assets under management.
Compensation and Benefits (Non-GAAP)
Compensation and benefits for the 2015 first quarter totaled $33.3 million, up 14% from $29.2 million for the 2014 first quarter. Salaries and benefits were $27.8 million, 9% higher than $25.6 million in the prior-year period due to the Company’s hiring activities globally. Bonus expense for the 2015 first quarter totaled $5.5 million, compared to $3.6 million for the prior-year period.
The ratio of salaries and benefits to management fees was 17% for both the 2014 and 2015 first quarters.
Non-Compensation Expenses (Non-GAAP)
Non-compensation expenses for the 2015 first quarter totaled $40.3 million, up 40% from $28.8 million in the prior-year period. The year-over-year increase was driven by an increase in expenses related to regulatory matters, as well as higher interest expense primarily due to the issuance of the Company’s Senior Notes in the 2014 fourth quarter.

The ratio of non-compensation expenses to management fees was 25% for the 2015 first quarter, compared to 19% for 2014 first quarter.
Economic Income (Non-GAAP)
Economic Income for the 2015 first quarter was $155.9 million, 3% lower than the $160.8 million for the 2014 first quarter. The year-over-year decrease in Economic Income was primarily due to higher operating expenses and a net gain on the sale of an investment held by a joint venture in the 2014 first quarter that did not reoccur in 2015. These decreases were partially offset by higher management fees and incentive income.
CAPITAL
As of March 31, 2015, the number of Class A Shares outstanding was 176,191,916. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) (until the Ziffs exchanged their remaining interests during the 2014 second quarter) in the Och-Ziff Operating Group (collectively, “Partner Units”), as well as RSUs outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the first quarter ended March 31, 2015, the total weighted-average Adjusted Class A Shares outstanding were 514,713,719.
DIVIDEND
The Board of Directors of Och-Ziff declared a 2015 first-quarter dividend of $0.22 per Class A Share. The dividend is payable on May 22, 2015 to holders of record as of the close of business on May 15, 2015.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, $0.1901 of the 2015 first-quarter dividend will be treated as U.S. source dividend income and $0.0020 will be treated as U.S. source interest income.
Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.
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The Company will host a conference call today, May 5, 2015, at 8:30 a.m. Eastern Time to discuss its 2015 first quarter results. The call will be open to the public and can be accessed by dialing +1-888-713-4214 (callers inside the U.S.) or +1-617-213-4866 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 61604175. A simultaneous webcast of the call will be available to the public on a listen-only basis through the Public Investors section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-8888 (callers outside the U.S.), passcode 28480190, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.
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Non-GAAP Financial Measures
Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.
The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy, opportunistic credit and equity funds, Institutional Credit Strategies and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.
The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.
For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 and 3 that accompany this press release.
Economic Income
In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•
Income allocations to the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•
Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•
Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance. The Company also defers the recognition of incentive income allocations from the consolidated Och-Ziff funds until all clawback contingencies are resolved, consistent with the revenue recognition policy for the funds the Company does not consolidate.

In addition, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund.
As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.
Distributable Earnings
Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter), including the Group A Units and Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.
Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors with respect to their Partner Units.
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Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. We caution that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its active executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.
If one or more of these or other risks or uncertainties materialize, or if the Company assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2014, dated February 23, 2015, as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise.
This press release does not constitute an offer of any Och-Ziff fund.
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About Och-Ziff Capital Management Group LLC
Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai, Beijing, Dubai and Shanghai. Och-Ziff provides asset management services to investors globally through its multi-strategy funds, dedicated credit funds, including opportunistic credit funds and Institutional Credit Strategies products, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments, real estate and structured credit. As of May 1, 2015, Och-Ziff had approximately $47.2 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:
Tina Madon
Managing Director
Head of Investor Relations
Och-Ziff Capital Management Group LLC
+1-212-719-7381
tina.madon@ozcap.com
Media Relations Contact:
George Sard or Jonathan Gasthalter
Sard Verbinnen & Co
+1-212-687-8080

EXHIBIT 1
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Consolidated Statements of Comprehensive Income (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenues
Management fees	$165,943	$158,770
Incentive income	57,110	52,093
Other revenues	461	446
Income of consolidated Och-Ziff funds	109,337	74,171
Total Revenues	332,851	285,480

Expenses
Compensation and benefits	69,918	65,855
Reorganization expenses	4,017	4,021
Interest expense	5,245	1,666
General, administrative and other	49,835	35,912
Expenses of consolidated Och-Ziff funds	59,888	38,677
Total Expenses	188,903	146,131

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	117	5,483
Net gains of consolidated Och-Ziff funds	45,885	54,499
Total Other Income	46,002	59,982

Income Before Income Taxes	189,950	199,331
Income taxes	25,160	33,591
Consolidated and Comprehensive Net Income	$164,790	$165,740

Allocation of Consolidated and Comprehensive Net Income
Class A Shareholders	$25,871	$23,852
Noncontrolling interests	133,353	132,065
Redeemable noncontrolling interests	5,566	9,823
	$164,790	$165,740

Earnings Per Class A Share
Basic	$0.15	$0.14
Diluted	$0.14	$0.14

Weighted-Average Class A Shares Outstanding
Basic	177,634,861	171,920,763
Diluted	180,156,745	175,925,367

EXHIBIT 2
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands, except per share amounts)

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income allocated to Class A Shareholders—GAAP	$4,462	$21,409	$25,871	$24,445	$(593)	$23,852
Net income allocated to the Och-Ziff Operating Group A Units	80,932	—	80,932	73,581	—	73,581
Equity-based compensation	28,005	791	28,796	27,130	—	27,130
Income taxes	25,160	—	25,160	33,591	—	33,591
Adjustment for incentive income allocations from consolidated funds subject to clawback	2,240	(20,713)	(18,473)	(7,644)	(673)	(8,317)
Allocations to Och-Ziff Operating Group D Units	5,697	338	6,035	5,157	—	5,157
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	—	1,419	1,419	1,101	3,265	4,366
Reorganization expenses	4,017	—	4,017	4,021	—	4,021
Changes in tax receivable agreement liability	(25)	—	(25)	(3,815)	—	(3,815)
Depreciation and amortization	1,964	185	2,149	1,643	185	1,828
Other adjustments	211	(144)	67	(612)	58	(554)
Economic Income—Non-GAAP	$152,663	$3,285	155,948	$158,598	$2,242	160,840
Adjusted Income Taxes—Non-GAAP(1)			(29,250)			(33,039)
Distributable Earnings—Non-GAAP			$126,698			$127,801

Weighted-Average Class A Shares Outstanding			177,634,861			171,920,763
Weighted-Average Partner Units			324,488,916			320,836,835
Weighted-Average Class A Restricted Share Units (RSUs)			12,589,942			12,583,756
Weighted-Average Adjusted Class A Shares			514,713,719			505,341,354

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.25			$0.25

(1)
Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2015			Three Months Ended March 31, 2014
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$161,168	$4,775	$165,943	$156,096	$2,674	$158,770
Adjustment to management fees(1)	(2,100)	—	(2,100)	(4,210)	—	(4,210)
Management Fees—Economic Income Basis—Non-GAAP	159,068	4,775	163,843	151,886	2,674	154,560

Incentive income—GAAP	57,110	—	57,110	52,093	—	52,093
Adjustment to incentive income(2)	6,660	1,513	8,173	6,915	—	6,915
Incentive Income—Economic Income Basis—Non-GAAP	63,770	1,513	65,283	59,008	—	59,008
Other revenues	452	9	461	439	7	446
Total Revenues—Economic Income Basis—Non-GAAP	$223,290	$6,297	$229,587	$211,333	$2,681	$214,014

Compensation and benefits—GAAP	$64,810	$5,108	$69,918	$61,513	$4,342	$65,855
Adjustment to compensation and benefits(3)	(34,028)	(2,548)	(36,576)	(33,389)	(3,265)	(36,654)
Compensation and Benefits—Economic Income Basis—Non-GAAP	$30,782	$2,560	$33,342	$28,124	$1,077	$29,201

Interest expense and general, administrative and other expenses—GAAP	$54,439	$641	$55,080	$38,031	$(453)	$37,578
Adjustment to interest expense and general, administrative and other expenses(4)	(14,586)	(189)	(14,775)	(8,545)	(185)	(8,730)
Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$39,853	$452	$40,305	$29,486	$(638)	$28,848

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$117	$—	$117	$5,483	$—	$5,483
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(117)	—	(117)	(609)	—	(609)
Net Gains on Joint Ventures—GAAP	$—	$—	$—	$4,874	$—	$4,874

Net income allocated to noncontrolling interests—GAAP	$126,489	$6,864	$133,353	$96,229	$35,836	$132,065
Adjustment to net income allocated to noncontrolling interests(6)	(126,497)	(6,864)	(133,361)	(96,230)	(35,836)	(132,066)
Net Loss Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(8)	$—	$(8)	$(1)	$—	$(1)

(1)
Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.

(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.

(3)
Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. Further, expenses related to compensation and profit-sharing arrangements based on fund investment performance are recognized at the end of the relevant commitment period, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Distributions to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

(4)
Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.

(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.

(6)
Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs (until they exchanged their remaining interests during the 2014 second quarter) on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings to investors in those funds, is also removed.

EXHIBIT 4
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Summary Of Changes In Assets Under Management(1) (Unaudited)
(dollars in thousands)

	Three Months Ended March 31, 2015
	December 31, 2014	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	March 31, 2015

Multi-strategy funds	$34,100,390	$(1,461,319)	$—	$1,233,571	$33,872,642
Credit
Opportunistic credit funds	5,098,600	398,253	(362,930)	58,066	5,191,989
Institutional Credit Strategies	5,166,734	688,052	—	2,613	5,857,399
Real estate funds	2,022,399	54,513	(14,292)	(4,254)	2,058,366
Other	1,146,292	113,932	(1)	69,608	1,329,831
Total	$47,534,415	$(206,569)	$(377,223)	$1,359,604	$48,310,227

	Three Months Ended March 31, 2014
	December 31, 2013	Inflows / (Outflows)	Distributions / Other Reductions	Appreciation / (Depreciation)(2)	March 31, 2014

Multi-strategy funds	$31,768,578	$781,169	$—	$(9,885)	$32,539,862
Credit
Opportunistic credit funds	4,305,438	439,451	(179,077)	195,013	4,760,825
Institutional Credit Strategies	2,605,628	35,000	—	(4,170)	2,636,458
Real estate funds	970,568	769,416	(7,474)	532	1,733,042
Other	588,600	372,306	—	(4,701)	956,205
Total	$40,238,812	$2,397,342	$(186,551)	$176,789	$42,626,392

(1)
Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(2)
Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information(1) (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Returns for the Three Months Ended March 31,				Annualized Returns Since Inception Through March 31, 2015
			2015		2014
	2015	2014	Gross	Net	Gross	Net	Gross		Net

Multi-strategy funds
OZ Master Fund(2)	$27,698,583	$25,814,809	5.2%	3.8%	1.0%	0.4%	18.2%	(2)	12.9%	(2)
OZ Asia Master Fund	1,345,004	1,375,059	6.9%	5.4%	-6.2%	-6.7%	10.3%		6.1%
OZ Europe Master Fund	1,076,861	1,324,733	5.6%	4.3%	0.5%	—%	12.5%		8.3%
OZ Enhanced Master Fund	1,243,367	820,861	8.8%	6.6%	-0.4%	-0.8%	22.5%		15.9%
Och-Ziff European Multi-Strategy UCITS Fund	305,586	620,771	5.8%	5.3%	-0.5%	-1.1%	6.3%		3.5%
Other funds	2,203,241	2,583,629	n/m	n/m	n/m	n/m	n/m		n/m
	33,872,642	32,539,862
Credit
Opportunistic credit funds:
OZ Credit Opportunities Master Fund	1,551,706	879,938	0.9%	0.8%	5.0%	3.7%	22.6%		16.9%
Customized Credit Focused Platform	1,792,721	1,655,335	1.9%	1.4%	6.5%	5.0%	22.8%		17.3%
Closed-end opportunistic credit funds	1,283,467	1,777,727	See the following page for information on the Company’s closed-end opportunistic credit funds.
Other funds	564,095	447,825	n/m	n/m	n/m	n/m	n/m		n/m
	5,191,989	4,760,825
Institutional Credit Strategies	5,857,399	2,636,458	See the following page for information on the Company’s institutional credit strategies.
	11,049,388	7,397,283

Real estate funds	2,058,366	1,733,042	See the second following page for information on the Company’s real estate funds.

Other	1,329,831	956,205	n/m	n/m	n/m	n/m	n/m		n/m

Total	$48,310,227	$42,626,392
n/m not meaningful
Please see the last page of this Exhibit 5 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2015
					IRR
	2015	2014	Total Commitments	Total Invested Capital(3)	Gross(4)	Net(5)	Gross MOIC(6)

Closed-end Opportunistic Credit Funds (Investment Period)
OZ European Credit Opportunities Fund (2012-2015)	$335,707	$537,326	$459,600	$305,487	19.0%	14.4%	1.5x
OZ Structured Products Domestic Fund II (2011-2014)(7)	402,703	470,345	326,850	326,850	23.8%	18.5%	1.8x
OZ Structured Products Offshore Fund II (2011-2014)(7)	338,434	401,737	304,531	304,531	21.2%	16.3%	1.6x
OZ Structured Products Offshore Fund I (2010-2013)(7)	32,530	58,965	155,098	155,098	24.2%	19.3%	2.1x
OZ Structured Products Domestic Fund I (2010-2013)(7)	15,104	43,853	99,986	99,986	23.1%	18.3%	2.0x
Other funds	158,989	265,501	298,250	268,250	n/m	n/m	n/m
	$1,283,467	$1,777,727	$1,644,315	$1,460,202
n/m not meaningful
Please see the last page of this Exhibit 5 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

			Assets Under Management as of March 31,
	Closing Date	Initial Deal Size	2015	2014

Institutional Credit Strategies
CLOs:
OZLM I	July 19, 2012	$510,700	$468,752	$465,919
OZLM II	November 1, 2012	560,100	517,366	514,759
OZLM III	February 20, 2013	653,250	613,652	610,573
OZLM IV	June 27, 2013	600,000	543,245	540,394
OZLM V	December 17, 2013	501,250	470,831	469,813
OZLM VI	April 16, 2014	621,250	593,085	35,000
OZLM VII	June 26, 2014	824,750	796,315	—
OZLM VIII	September 9, 2014	622,250	596,858	—
OZLM IX	December 22, 2014	510,208	494,244	—
OZLM XI	March 12, 2015	510,500	490,977	—
		5,914,258	5,585,325	2,636,458
Other funds	n/a	n/a	272,074	—
		$5,914,258	$5,857,399	$2,636,458

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — continued (Unaudited)
(dollars in thousands)

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2015
				Total Investments					Realized/Partially Realized Investments(8)
	2015	2014	Total Commitments	Invested Capital(9)	Total Value(10)	Gross IRR(11)	Net IRR(5)	Gross MOIC(12)	Invested Capital	Total Value	Gross IRR(11)	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$44,470	$64,914	$408,081	$384,331	$760,748	25.1%	15.3%	2.0x	$359,360	$751,551	27.9%	2.1x
Och-Ziff Real Estate Fund II (2011-2014)(7)	413,938	773,865	839,508	707,040	1,145,380	35.7%	22.3%	1.6x	388,345	699,590	45.4%	1.8x
Och-Ziff Real Estate Fund III (2014-2019)(13)	1,441,630	763,545	1,500,000	79,375	80,269	n/m	n/m	n/m	—	—	n/m	n/m
Other funds	158,328	130,718	274,281	159,423	207,409	n/m	n/m	n/m	—	—	n/m	n/m
	$2,058,366	$1,733,042	$3,021,870	$1,330,169	$2,193,806				$747,705	$1,451,141

	Unrealized Investments as of March 31, 2015
	Invested Capital	Total Value	Gross MOIC(12)

Real Estate Funds (Investment Period)
Och-Ziff Real Estate Fund I (2005-2010)(7)	$24,971	$9,197	0.4x
Och-Ziff Real Estate Fund II (2011-2014)(7)	318,695	445,790	1.4x
Och-Ziff Real Estate Fund III (2014-2019)(13)	79,375	80,269	n/m
Other funds	159,423	207,409	n/m
	$582,464	$742,665
n/m not meaningful
Please see the last page of this Exhibit 5 (“Fund Information—Footnotes”) for important disclosures related to the footnotes referenced herein.

EXHIBIT 5
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Fund Information — Footnotes

(1)
The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income (except incentive income on unrealized gains attributable to investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization). Return information also includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns. The performance calculation for the OZ Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in OZ Master Fund in currencies other than the U.S. Dollar.

(2)
The annualized returns since inception are those of the Och-Ziff Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company’s broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company’s investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, except incentive income on unrealized gains attributable to Special Investments that could reduce returns in these investments at the time of realization, and the returns include the reinvestment of all dividends and other income. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the OZ Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company’s investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion and have varied materially since inception and are expected to vary materially in the future. As of March 31, 2015, the gross and net annualized returns since the OZ Master Fund’s inception on January 1, 1998 were 14.2% and 9.7%, respectively.

(3)	Represents funded capital commitments net of recallable distributions to investors.

(4)
Gross internal rate of return (“IRR”) for the Company’s closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows into and outflows from the fund as of March 31, 2015, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income.

(5)
Net IRR is calculated as described in footnotes (4) and (11), but is reduced by all management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund’s capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor.

(6)
Gross multiple of invested capital (“MOIC”) for the Company’s closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital.

(7)
These funds have concluded their investment periods and are in the process of winding down, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds.

(8)
An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital.

(9)	Invested capital represents total aggregate contributions made for investments by the fund.

(10)
Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of March 31, 2015. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly, the total value ultimately realized will likely be higher or lower than the amounts presented as of March 31, 2015.

(11)
Gross IRR for the Company’s real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of March 31, 2015, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return.

(12)
Gross MOIC for the Company’s real estate funds is calculated by dividing the value of a fund’s investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund.

(13)	This fund recently launched and has only invested a small portion of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful.

EXHIBIT 6
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Longer-Term Assets Under Management (Unaudited)
(dollars in thousands)

As of March 31, 2015, approximately 33% of the Company’s assets under management were subject to initial commitment periods of three years or longer. The Company earns incentive income on these assets based on the cumulative investment performance generated over this commitment period. The table below presents the amount of these assets under management, as well as the amount of incentive income accrued at the fund level but for which the commitment period has not concluded. These amounts have not yet been recognized in our revenues, as the Company recognizes incentive income at the end of the commitment period when amounts are no longer subject to clawback. Further, these amounts may ultimately not be recognized as revenue by the Company in the event of future losses in the respective funds.

	March 31, 2015
	Longer-Term Assets Under Management	Accrued Unrecognized Incentive

Multi-strategy funds	$3,788,938	$93,648
Credit
Opportunistic credit funds	4,037,316	146,154
Institutional Credit Strategies	5,857,399	—
Real estate funds	2,058,366	100,092
Other	278,335	—
	$16,020,354	$339,894
The Company recognizes incentive income on its longer-term assets under management in multi-strategy funds and open-end opportunistic credit funds at the end of their respective commitment periods, which are generally three to five years. The Company expects the commitment period with respect to approximately 2% and 23% of the longer-term assets under management in the multi-strategy funds to mature during the second quarter of 2015 and remainder of 2015, respectively. The Company does not expect the initial commitment period for a significant amount of longer-term assets under management in its open-end opportunistic credit funds to expire in 2015. Incentive income related to assets under management in the Company’s closed-end opportunistic credit funds and its real estate funds is generally recognized at or near the end of the life of each fund. These funds generally begin to wind down after the conclusion of their respective investment period, as presented in the tables in Exhibit 5. However, these investment periods may generally be extended for an additional one to two years.

EXHIBIT 7
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Financial Supplement (Unaudited)
As of April 1, 2015

OZ Master Fund by Investment Strategy		Investors by Type(1)
Long/Short Equity Special Situations	70%	Pensions	33%
Structured Credit	11%	Private Banks	17%
Convertible and Derivative Arbitrage	8%	Corporate, Institutional and Other	13%
Corporate Credit	6%	Fund-of-Funds	13%
Merger Arbitrage	4%	Foundations and Endowments	12%
Private Investments	1%	Family Offices and Individuals	6%
		Related Parties	6%

Assets Under Management by Geography(2)		Investors by Geography(1)
North America	76%	North America	73%
Europe	14%	Europe	15%
Asia	10%	Asia and Other	12%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.

(2)
The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.

EXHIBIT 8
OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
Assets Under Management Trends (Unaudited)
(dollars in thousands)

	Assets Under Management as of
	March 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011

Total Assets Under Management	$48,310,227	$47,534,415	$40,238,812	$32,603,930	$28,766,340
Year-over-Year Growth	13%	18%	23%	13%	3%

Longer-Term Assets Under Management(1)	$16,020,354	$15,150,049	$10,640,836	$6,947,746	$5,178,012
% of Total Assets Under Management	33%	32%	26%	21%	18%

Assets Under Management by Product
Multi-strategy funds	70%	72%	79%	85%	92%
Credit
Opportunistic credit funds	11%	11%	11%	7%	4%
Institutional Credit Strategies	12%	11%	6%	3%	—%
Real estate funds	4%	4%	2%	3%	3%
Other	3%	2%	2%	2%	1%
Total assets under management in credit, real estate and other funds	30%	28%	21%	15%	8%

(1)	Longer-term assets under management are those subject to initial commitment periods of three years or longer. Please see Exhibit 6 for additional information.